EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-132453 on Form S-8 of our report dated March 31, 2005, relating to the financial statements of Umpqua Holdings Corporation, appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP Portland, Oregon June 13, 2006